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                                                                   Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 2001, with respect to the consolidated financial statements of PEAK6 Investments, L.P. included in the Registration Statement (S-1) and related Prospectus of PEAK6 Corporation dated April 2, 2001.




                                             ERNST & YOUNG LLP

Chicago, Illinois
April 2, 2001